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                                                                    EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

                                             CONTACT:
                                             Daniel S. Wobby
                                             Corporate Controller and
                                             Acting Chief Financial Officer
                                             Cabot Microelectronics Corporation
                                             630/375-6631


                     CABOT MICROELECTRONICS REPORTS RESULTS
                          FOR FIRST FISCAL QUARTER 2003


AURORA, IL, January 23, 2003 - Cabot Microelectronics Corporation (Nasdaq:
CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, today reported financial results for its first fiscal quarter ended December 31, 2002.


Total revenue for the first fiscal quarter of 2003 was $57.3 million, up 12.3% from the first quarter a year ago. On a sequential basis, revenue was down 12.2% from the fourth fiscal quarter of 2002. The majority of the revenue decrease from the prior quarter was due to decreased demand caused by a decline in wafer starts along with a few customers drawing down their slurry inventories. The Company's overall average selling price was unchanged.


Gross margin in the first fiscal quarter of 51.7% was up sequentially from 51.1%. The improvement in margin primarily resulted from lower manufacturing operating costs and other expenses, which more than offset the effect of lower production volumes. Gross margin in the year ago quarter was 53.4%.


Operating expenses of $15.7 million, consisting of research and development (R&D), selling and marketing and general and administrative expenses, were down sequentially by $0.9 million, mainly due to lower spending on research and development supplies as well as other reduced discretionary items. Operating expenses increased on a year-over-year basis by $2.4 million, primarily due to increases in R&D efforts consistent with the Company's strategy of investing to



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maintain its technology leadership. The Company's current estimate of its worldwide effective tax rate for all of fiscal 2003 is 33.5%.

Net income for the quarter was $9.3 million, compared to $11.5 million in the fourth quarter and $9.0 million in the year ago quarter. On a diluted share basis, earnings were $0.38 this quarter, compared to $0.47 in the fourth quarter and $0.37 in the year ago first quarter

"During our first fiscal quarter of 2003, Cabot Microelectronics delivered solid financial performance that showed concrete improvement in our overall year-over-year financial measures and operational initiatives," stated Dr. Matthew Neville, Cabot Microelectronics, Chairman and CEO. "Despite the ongoing effects of the global and industry downturn and sequential impact of our customers' reduction in wafer starts to meet current end-market demand, we were able to deliver these results because of our continued mission critical focus to advance our product technologies and improve our customer relationships, while stringently managing our costs. We remain encouraged about the long-term growth opportunities for the CMP consumables market, given factors such as our customers' continued implementation of advanced technologies, feature shrinks, and the adoption of new materials and processes that require CMP."

CONFERENCE CALL

Cabot Microelectronics' quarterly earnings conference call will be held today at 9:00 a.m. Central Time. The live conference call and a subsequent replay will be available via Webcast at www.cabotcmp.com or www.ccbn.com.
For assistance, call 1-630-499-2600.

ABOUT CABOT MICROELECTRONICS

Cabot Microelectronics Corp., headquartered in Aurora, Ill., is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. These products enable IC manufacturers to make smaller, faster and more complex devices and improve their production processes. For more information on Cabot Microelectronics, visit www.cabotcmp.com or call 1-630-499-2600.

SAFE HARBOR STATEMENT

This news release may include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales and operating results, company and industry growth and trends, growth of this market, international events, new product introductions and development of new products and technologies by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause the actual results to




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differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to our Business" in Management's Discussion and Analysis in our Annual Report on Form 10K for the fiscal year ended September 30, 2002, filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.


                                       ###
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CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited in thousands, except per share amounts)


                                                         Quarter Ended
                                                -------------------------------
                                                Dec. 31,    Sept. 30,  Dec. 31,
                                                  2002        2002       2001
                                                --------    --------   --------
     Revenue                                    $ 57,273    $ 65,264   $ 51,004

     Cost of goods sold                           27,665      31,946     23,746
                                                --------    --------   --------

            Gross profit                          29,608      33,318     27,258

     Operating expenses:

         Research and development                  8,635      10,102      6,947

         Selling and marketing                     2,578       2,469      2,358

         General and administrative                4,368       3,917      3,884

         Amortization of intangibles                  85          74         90
                                                --------    --------   --------

            Total operating expenses              15,666      16,562     13,279
                                                --------    --------   --------

     Operating income                             13,942      16,756     13,979

     Other income (expense)                           (5)         71       (317)
                                                --------    --------   --------

     Income before income taxes                   13,937      16,827     13,662

     Provision for income taxes                    4,669       5,377      4,645
                                                --------    --------   --------

            Net income                          $  9,268    $ 11,450   $  9,017
                                                ========    ========   ========


Basic net income per share                      $   0.38    $   0.47   $   0.37
                                                ========    ========   ========

Weighted average basic shares outstanding         24,300      24,231     24,096
                                                ========    ========   ========


Diluted net income per share                    $   0.38    $   0.47   $   0.37
                                                ========    ========   ========

Weighted average diluted shares outstanding       24,579      24,501     24,532
                                                ========    ========   ========


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CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

                                                                                December 31,     September 30,
                                                                                    2002             2002
                                                                                ------------     -------------
                             ASSETS:
Current assets:
     Cash and cash equivalents                                                    $ 76,796         $ 69,605
     Accounts receivable, net                                                       28,141           26,082
     Inventories, net                                                               24,390           21,959
     Other current assets                                                            5,910            5,637
                                                                                  --------         --------
         Total current assets                                                      135,237          123,283

Property, plant and equipment, net                                                 131,449          132,264
Other long-term assets                                                               2,637            2,838
                                                                                  --------         --------
         Total assets                                                             $269,323         $258,385
                                                                                  ========         ========


         LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
     Accounts payable                                                             $  9,405         $ 11,748
     Capital lease obligation                                                        1,612            1,585
     Accrued expenses, income taxes payable and other current liabilities           17,248           17,238
                                                                                  --------         --------
         Total current liabilities                                                  28,265           30,571

Long-term debt                                                                       3,500            3,500
Capital lease obligation                                                             8,499            8,865
Deferred income taxes and other long-term liabilities                                2,197            1,943
                                                                                  --------         --------
         Total liabilities                                                          42,461           44,879

Stockholders' equity                                                               226,862          213,506
                                                                                  --------         --------
         Total liabilities and stockholders' equity                               $269,323         $258,385
                                                                                  ========         ========
